Exhibit 99.1

Press Release
Release date: September 24, 2025

Uniti Group Inc. Announces Refinancing Transactions

LITTLE ROCK, Ark. – Uniti Group Inc. (the “Company,” “Uniti,” or “we”) (Nasdaq: UNIT) today announced that its subsidiary, Windstream Services, LLC (the “Issuer”), has commenced an offering (the “Offering”) of $900,000,000 aggregate principal amount of senior secured notes due 2033 (the “Notes”), subject to market and other conditions. The Notes will be guaranteed on a senior unsecured basis by the Company and Uniti Group LLC and on a senior secured basis by each of the Issuer’s subsidiaries that guarantees indebtedness under the Company’s senior secured credit facilities and the Company’s existing senior notes (except initially those subsidiaries that require regulatory approval prior to guaranteeing the Notes).

The Issuer is also pursuing up to $1,500,000,000 aggregate principal amount of incremental term loan borrowings (the “2025 Term Loan”) under the legacy Windstream credit agreement and an extension of the maturity dates of its revolving credit facilities under the legacy Uniti credit agreement and legacy Windstream credit agreement to December 30, 2027, effective upon receipt of customary regulatory approvals.

The Issuer intends to use the net proceeds from the Offering and the borrowings under the 2025 Term Loan to fund the redemption in full (the “Redemption”) of its outstanding 10.50% senior secured notes due 2028 (the “2028 secured notes”) and to pay any related premiums, fees and expenses, including accrued and unpaid interest, if any. Any remaining proceeds will be used for general corporate purposes.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release does not constitute a notice of redemption with respect to the 2028 secured notes.

ABOUT UNITI

Uniti is a premier insurgent fiber provider dedicated to enabling mission-critical connectivity across the United States. We build, operate, and deliver fast and reliable communications services, empowering more than a million consumers and businesses in the digital economy. Our broad portfolio of services is offered through a suite of brands: Uniti Wholesale, Kinetic, Uniti Fiber, and Uniti Solutions.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. These forward-looking statements include, but are not limited to, statements regarding the refinancing activities and use of proceeds from such activities. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “predicts” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements. Future results may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. These forward-looking statements involve risks and uncertainties, known and unknown, that could cause events and results to differ materially from those in the forward-looking statements, including, without limitation: unanticipated difficulties or expenditures relating to the merger of Uniti and Windstream; competition and overbuilding in consumer service areas and general competition in business markets; risks related to Uniti’s indebtedness, which could reduce funds available for business purposes and operational flexibility; rapid changes in technology, which could affect its ability to compete; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; risks related to various forms of regulation from the Federal Communications Commission, state regulatory commissions and other government entities and effects of unfavorable legal proceedings, government investigations, and complex and changing laws; risks inherent in the communications industry and associated with general economic conditions; and additional risks set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Uniti and its predecessor’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission as well as Uniti’s predecessor’s registration statement on Form S-4 dated February 12, 2025. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. The Company does not assume any obligation to update any forward-looking statements. Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

INVESTOR CONTACTS:

Paul Bullington, 251-662-1512

Senior Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Senior Vice President, Investor Relations & Treasury

bill.ditullio@uniti.com

MEDIA CONTACTS:

 Scott L. Morris

Associate Director, Media & External Communications

501-580-4759

scott.l.morris@uniti.com

Brandi Stafford

Vice President, Corporate Communications

501-351-0067

brandi.stafford@uniti.com